CONFORMED COPY
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.   20549

                   __________________________________


                               FORM 8-K

                            CURRENT REPORT

                    Pursuant to Section 13 or 15(d)
                of the Securities Exchange Act of 1934

                   __________________________________


                           January 21, 1995
           Date of Report (Date of earliest event reported)


                           TANDY CORPORATION
           (Exact name of registrant as specified in charter)


       Delaware                 1-5571            75-1047710
    (State or other          (Commission         (IRS Employer
    jurisdiction of          File Number)     Identification No.)
    incorporation)


    1800 Tandy Center, Fort Worth, Texas                 76102
    (Address of principal executive offices)           (Zip Code)



    Registrant's telephone number, including area code
        (817) 390-3700

    Item 5.           Other

                         NOTICE OF REDEMPTION

                to the Holder of all outstanding shares
                of Series C Conversion Preferred Stock
                              and
    to the holders of all outstanding $2.14 Depositary Shares each representing 1/100th of a share of Series C Conversion
    Preferred Stock

                                   of

                           TANDY CORPORATION


         Notice is hereby given that Tandy Corporation (the "Company") has elected to redeem on March 10, 1995 (the "Redemption Date") all of its 150,000 shares of its Series C Conversion Preferred Stock (the "Preferred Stock"). The shares of Preferred Stock to be redeemed constitute all of the shares of Preferred Stock currently outstanding. Redemption of the Preferred Stock will result in the redemption of 15,000,000 $2.14 Depositary Shares (the "Depositary Shares"), each representing 1/100th of a share of Preferred Stock, on the Redemption Date.

         Upon such redemption, the holder of the Preferred Stock will receive, in exchange for each share of Preferred Stock called for redemption 78.775715 shares of Common Stock, par value $1 per share (the "Common Stock"), of the Company, plus a cash payment of $32.10 representing accrued and unpaid dividends to and including the Redemption Date. The total number of shares of Common Stock deliverable upon redemption of the Preferred Stock is 11,816,358. The number of shares of Common Stock to be delivered in respect of each share of Preferred Stock called for redemption is equivalent to $39.25 (which is the applicable call price per share of Preferred Stock) divided by $49.825 (the Current Market Price of the
    Common Stock determined as follows:   For purposes of such
    redemption, "Current Market Price" means the average of the daily closing prices of the Common Stock on the New York Stock Exchange for the five consecutive trading days ending on and including January 19, 1995).

         Each owner of Depositary Shares called for redemption will receive in exchange for each Depositary Share called for redemption, 0.78775715 share of Common Stock plus a cash payment of $0.321, representing accrued and unpaid dividends to and including the Redemption Date.

        The places where the Depositary Receipts evidencing the Depositary Shares called for redemption (or the certificate or certificates evidencing the shares of Preferred Stock, as the case may be), are to be surrendered for redemption are:


    If delivered by overnight courier:
         The First National Bank of Boston
         Shareholder Services Division
         150 Royall Street
         Mail Stop 45-01-19
         Canton, Massachusetts 02021

    If delivered by mail:
         The First National Bank of Boston
         Shareholder Services Division
         P.O. Box 1889
         Mail Stop 45-01-19
         Boston, Massachusetts 02105

    If delivered by hand:
         BancBoston Trust Company of New York
         55 Broadway
         Third Floor
         New York, New York


         Settlement hereunder will be made upon such surrender of Depositary Receipts, accompanied by proper instruments of assignment and transfer if payment is to be made to other than the registered holder.

         Dividends on the shares of Preferred Stock (and thereby the Depositary Shares) to be redeemed will cease to accrue on the Redemption Date unless the Company shall default in delivering the shares of Common Stock and cash payable by it pursuant to the terms of the Preferred Stock.

         The record date for the determination of holders of Depositary Shares to be redeemed will be February 6, 1995.

         This notice (including a Letter of Transmittal) will be mailed to the holders of Depositary Shares as soon as practicable after the record date.

                               SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 1st day of February, 1995.



                           TANDY CORPORATION
                           (Registrant)



    Date February 1, 1995          By: /S/ DWAIN H. HUGHES
                                       -------------------
                                       Dwain H. Hughes
                                       Senior Vice President and
                                       Chief Financial Officer